Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185154 on Form S-8 of our reports dated November 23, 2020, relating to the consolidated financial statements of Washington Federal, Inc., and the effectiveness of Washington Federal, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Washington Federal, Inc. for the year ended September 30, 2020.
Seattle, Washington
November 23, 2020